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[ALLETE LOGO]                                                      EXHIBIT 99(a)

                                                 For Release:  October 24, 2003
                                                 CONTACT:      Eric Olson
                                                               218-723-3947
                                                               eolson@allete.com

                                                 INVESTOR      Tim Thorp
                                                 CONTACT:      218-723-3953
                                                               tthorp@allete.com
NEWS

         ALLETE ANNOUNCES DECISION TO SPIN-OFF ITS AUTOMOTIVE SERVICES
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                            BUSINESS TO SHAREHOLDERS
                            ------------------------

DULUTH, Minn.--ALLETE, Inc. (NYSE: ALE) announced today that its Board of Directors has approved a plan to spin-off its automotive services business which will become a publicly traded company to be named ADESA Corporation. The spin-off is expected to take the form of a tax-free stock dividend to ALLETE's shareholders who will receive one ADESA share for each share of ALLETE stock they own. ALLETE has not yet finalized details of the spin-off.

The Board's decision was made after a lengthy review of strategic alternatives and reflects ALLETE's intention to create long-term shareholder value. To prepare for the spin-off and its operation as a stand-alone entity, ALLETE's automotive services business will immediately begin refinancing its debt.

ALLETE and ADESA are two very distinct businesses and the Company believes that this spin-off will better facilitate the strategic objectives of both businesses. With its strong cash flow, the Company believes that ADESA Corporation will be better positioned to pursue growth opportunities as a stand-alone company and will appeal to a broader group of institutional investors. For ALLETE, the Company believes the split will create a simplified regulatory and risk profile and a more stable credit rating, which will enhance its ability to pursue strategic growth initiatives.

"Since the beginning of the year our Board has carefully weighed a number of alternatives to optimize ALLETE's long-term value for our shareholders," said Dave Gartzke, ALLETE Chairman, President and CEO. "These companies have very different characteristics and capital requirements. As two separate companies, we believe ALLETE and ADESA will offer investors the opportunity to target their investments more specifically. Each company will have its own distinct path for growth. Our board of directors has given its full support to this initiative."

ALLETE Automotive Services, the company which will become ADESA Corporation, had 2002 revenue of $844 million. Its ADESA wholesale auctions is a leader in the industry, growing from the initial 12 auctions ALLETE purchased in 1995 into a network of 53 wholesale vehicle auctions, 28 salvage auctions, and 82 Automotive Finance Corporation offices, that span the United States and Canada. Automotive Finance Corporation is the largest provider of floorplanning for independent car dealers in North America; ADESA Impact is the Company's salvage auction business. ADESA is based in Indianapolis, Indiana, with plans to move into a new headquarters building in Carmel, Indiana in spring 2004.

                                     (more)

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ALLETE NEWS RELEASE                                                       PAGE 2
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After the spin-off, ALLETE will be comprised of Minnesota Power and ALLETE
Properties, Inc. ALLETE's headquarters will remain in Duluth, Minnesota. In
2002, Minnesota Power and ALLETE's Investments business (which includes ALLETE Properties, Inc.) generated revenue of approximately $663 million.

Minnesota Power generates, transmits, distributes and markets electrical power for retail and wholesale customers in the Upper Midwest. It serves 146,000 residents of Minnesota and Wisconsin and some of the nation's largest industrial customers. Its subsidiary, Superior Water, Light and Power, sells electricity to 14,000 customers, natural gas to 12,000 customers and provides water services to 10,000 customers in northwest Wisconsin. Minnesota Power also includes BNI Coal, a lignite coal mine in North Dakota and Enventis, a telecom subsidiary. ALLETE Properties owns Florida real estate operations in six different locations.

The Board, in consultation with its financial and legal advisors, is working on the details that need to be finalized to accomplish ADESA's refinancing and the spin-off. The spin-off is subject to the approval of ALLETE's Board of Directors of the final plan, favorable market conditions, receipt of tax opinions, satisfaction of U.S. Securities and Exchange Commission (SEC) requirements and other customary conditions, and is expected to occur in mid-2004. Specific information concerning this transaction at this time is limited by SEC regulations. The Company noted that additional details will be forthcoming.

UBS Warburg and Merrill Lynch & Co., Inc. are financial advisers, and Skadden, Arps, Slate, Meagher & Flom LLP, and Kaplan, Strangis and Kaplan, P.A., are legal counsel to ALLETE.

ALLETE will be hosting a conference call to discuss its third quarter financial results and the information contained in this press release on Friday, October 24, 2003, at 9:00 AM Central Time. Interested parties may listen to the conference by calling (913) 981-5550 or by listening to a Webcast on ALLETE's Web site at www.allete.com.

ALLETE's corporate headquarters are located in Duluth, Minnesota. For more information about ALLETE, visit the company's Web site at www.allete.com.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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